Exhibit 10.16.6

Property Management Service Contract

Chapter I General Principals

Article 1: Parties of the Contract

Client (hereinafter referred to as “Party A”): eHealth China (Xiamen) Technology Co., Ltd.

Assignee (hereinafter referred to as “Party B”): Xiamen Software Industry Investment and Development Co, Ltd.

Party A and Party B shall hereinafter be referred to collectively as the Parties.

Article 2: In order to regulate the property management within the Xiamen Software Park, (“Park”) to clarify the rights and obligations between the Owners (users) and the Property Management office, to ensure the reasonable usage of the property of the Xiamen Software Park, to build an environment of neatness, security and comfort, in accordance with relevant state laws and regulations, considering the practice of the Software Park, the Parties concluded this contract, based on friendly negotiation.

Article 3: Party A rents the property of the Xiamen Software Park. The premises of the lease are room 8F-B of Chuangxin Building, with a chargeable area of 1250.89 m2. In accordance with the relevant property management statutes and decrees, Party A and owners of this property and other users consign the property to Party B, and Party B will provide Party A with uniform and chargeable property management services discussed below.

Article 4: The beneficiary of the service provided by Party B are the owners and users of the property of the Xiamen Software Park; Party A and owners of this property and any other users shall follow this contract and bear corresponding responsibilities.

(eHealth) Agreement No. 2009-041

Chapter II Property Management Services

During the term of this Contract, Party B shall provide the following property management services:

Article 5: Maintenance, conservation, and management of the public area of the building including without limitation: floor cap, roof, outside wallboard, bearing structure, staircase, hallway and hall.

Article 6: Maintenance, conservation, operation and management of public facilities and equipment, including without limitation: shared main water pipe, rainspout, public lighting, fire control water pump room, fire control facilities and equipment, rooftop water tank and elevator.

Article 7: Maintenance, conservation and management of the accessorial construction and structure of the property including without limitation: path, extraventricular service pipe and drainpipe, cesspool, ditch, pool, well, bicycle shed, parking lot and trash can.

Article 8: Conservation and management of public green belt

Article 9: Sanitation of public area, including without limitation: the sanitation of public area and shared area of the building, and gathering, transporting and cleaning garbage.

Article 10: Management of traffic and parking

Article 11: Maintenance of security including without limitation: security at the gates, surveillance and patrolling.

Article 12: Safekeeping of archives and data of the property include but not limited to: archives of maintenance fee and corresponding income and expenses.

Article 13: Safety management service

Article 14: Owners and users are responsible for maintenance and conservation of the other areas of the building, facilities and equipments occupied or owned by themselves; if required and consigned, Party B may accept and charge the consigner based on the price negotiated by both parties otherwise.

Article 15: Maintenance, conservation of the leased area of the building, the adjacent parts of the equipment of Party A and any item requiring services of Party B by special arrangement.

Chapter III Property Management Service Fees

Article 16: Party B accepts all of the above service requirements. In accordance to the statute of property management and Xiamen Price Control Article [2001] #033 issued by Xiamen Bureau of Price Stabilization of Buildings of the civic OPS, Party B can charge all owners and users the following fees:

16.1	General Management Service Fee

The general management service fee is charged for property management services provided by Party B, which excludes fees for maintenance, renewal, remodeling of public area of the building, shared facilities and shared equipment, and fees for maintenance of self-managed area, water and electricity, parking lots. Party B shall charge Party A RMB 2.8 per square meter per month as set forth in the Xiamen Price Control Article [2001] #033 issued by Xiamen Bureau of Price Stabilization of Buildings.

The following items fall under general management services: 1) Sanitation of the public area, including without limitation cleaning and clearing away the garbage in hallway, corridor, section paths, stairs, elevator (hall), green belt and parking lots; 2) Daily conservation of shared area of the building, public facilities and shared equipment; 3) Safety surveillance including: security, fire protection, patrolling around the building, 24-hour security shift; 4) Conservation and management of the virescence; 5) Management of parking lots and parking order of vehicles.

16.2	Public Maintenance Fee

Public maintenance fee is charged for daily maintenance, renewal and remodeling of the public area of the building, public facilities and shared equipment. Any maintenance expenses, no matter regular routine expenses, or incidental large-amount maintenance expense, major or medium maintenance, renewal, and remodeling expenses should be shared by all owners and users pro rate. In the event that such expenses exceed the aggregate public maintenance fee collected from all owners and users, Party B shall be responsible for paying such excess amount. Maintenance expenses should be paid out of the aggregate public maintenance fee collected from all owners and users, referring to Xiamen Price Control Article [2001] #001 issued by Xiamen Bureau of Price Stabilization “Administrative Regulation on Public Maintenance Fee of Buildings in Xiamen:” all owners and users using the premises shall pay RMB 0.5 yuan per m2 per month for the public maintenance fee from the day they begin to use the building.

16.3	Water and Electricity Fees

(1) Private-consumed water and electricity fees:

This fee shall be collected by actual readings of the relevant meters. Party A should pay water and electricity bills in time every month, otherwise, Party A will be responsible for delaying the payment for water and electricity bills. In case Party A has difficulty paying such monthly bills due to its business reasons, a late fee free grace period of 15 days shall be granted; a late fee for water and electricity charges will be collected from the end of the grace period till the actual payment date, at a rate of 0.03% of the total late fee each day. If Party A doesn’t pay water or electricity fees after notice from Party B, Party B has the right to suspend the power and water supply in accordance to relevant laws and regulations regarding the supply of water and electricity, and Party B is entitled to claim the water and electricity fees as well as the late fees.

(2) Public-consumed water and electricity fees:

The sharing of public-consumed electricity of the property is based on the Xiamen Price Control Article [2001] #004 issued by Xiamen Bureau of Price Stabilization “Interim Resolution on Sharing Public-Consumed Electricity for Xiamen Residential Buildings”. The actual cost of public-consumed water shall be shared by all owners and users of this property at reasonable proportions; in each current month, Party A shall pay its monthly share of the cost for the previous month; Party B shall calculate the shared costs based on the actual cost of the public-consumed water for the previous month and the square meters rented by each owner or user, and collect from all owners and users of the property.

16.4	Special Services Fees

Service items that any individual owner (user) needs and consigns to Party B shall be reasonably charged based on negotiation of the parties.

16.5	Charge for Central Air Conditioners

Party B shall provide central air conditioning for the entire premises leased by Party A at a rate of RMB 10.00 per square meter per month during the usage period (generally from May 1 to October 31 of the year, usage period can be adjusted through friendly discussion between both sides). The charge will be calculated as if the chargeable area of the leased premises were 1023.45 m2 (providing for a discount to Party A). The central air conditioning shall operate from 8:00 am to 20:00 am through Friday, closing during legal holidays.

Article 17: Management Service Fees to Be Paid by Party A:

17.1. General Management Fee and Public Building Maintenance Fee: shall be paid every quarter, calculated by the square meters rented by Party A. Party A shall pay general management fee of RMB(¥12258.72) for the current quarter (from Sept. 15th, 2009 to Dec. 31th, 2010);

Party A should pay public maintenance fee of RMB (¥2189.06) for the current quarter (from Sept. 15th, 2009 to Dec. 31th, 2010); Party A shall pay Party B above items within one week of signing of this contract by both parties hereto. Each future payment shall be made quarterly, within the first 7 days of each calendar quarter, with quarterly general management fee in the amount of (¥10507.48) and quarterly public maintenance fee in the amount of (¥1876.34).

17.2 Water and Electricity Fee: Shall be paid promptly each month according to invoices provided by Party B (enclosed with a list of charged water and electricity fees and a list of calculated share)

17.3 Special service fees and fixed parking lot fees shall be paid according to negotiation of the parties.

Article 18: If Party A delays the payment of general management fees or pertinent fees due to its financial difficulties or other reasons, Party B shall grant Party A a late fee free grace period of 15 days. Party A shall be liable for a late fee of 0.03% of total due payments each day, starting from the end of the grace period till the actual payment date.

Chapter IV Rights and Obligations of Both Parties

Article 19: Rights and Obligations of Party A

Party A shall be:

19.01 Entitled to enjoy and protect legitimate rights and interests as the owners (users).

19.02 Entitled to make inquiries with the management department of Party B about pertinent proceedings of property management and receive corresponding answers.

19.03 Entitled to make recommendations, express its opinion and criticism over any area of property management.

19.04 Entitled to make recommendations, express its opinion and criticism to management authority concerning the property management.

19.05 Entitled to request that Party B disclose the balance sheet of property management periodically.

19.06 Obligated to abide by the Pact of the Owners (users) of the building and pertinent property management regulations, and to comply with and carry out the resolutions passed by the property management.

19.07 Obligated to pay property management fees and other fees set forth in this contract on a timely basis.

19.08 Entitled to examine Party B’s budget and plans about major and medium maintenance, renewal, and remodeling of public facilities and equipment.

19.09 Entitled to inspect and oversee the income and expenses of the aggregate public maintenance fee; examine and approve maintenance items overspending the aggregate public maintenance fee.

19.10 Entitled to inspect the companies hired by Party B to carry out the services stated in this contract; if any services provided fall short of the requirements in this contract, Party B shall be in breach of this contract and responsible for the damages.

19.11 Entitled to oversee and inspect the services provided by Party B.

19.12 Within the property of Xiamen Software Park, the following conduct is prohibited:

(1) Damaging the main structure of the building.

(2) Altering the design and outside features of the building without Party B’s consent.

(3) Misappropriate, mangle public facilities, common areas or equipment within the Park. Move or install elsewhere the shared equipment without Party B’s consent.

(4) Littering or huddling garbage and sundries.

(5) Releasing toxic or harmful materials or emitting noises exceeding regulated standard.

(6) Failure to park vehicles in the designated lots.

(7) Other conducts prohibited by laws, regulations and the Pact of owners (users).

Owners (users) and property management department have the right to dissuade and prohibit any above-mentioned conducts within the area of the Park, and have the right to claim rehabilitation or legal damages.

Article 20: Rights and Obligations of Party B

Party B shall be:

20.01 Obligated to carry out responsibilities stated in this contract and responsible for duties that are corresponding to charged items stated in this contract; but not responsible for management liability caused by delayed payment or non-payment by Party A; Party B should compensate Party A for any losses caused by any delay or failure in the maintenance, conservation or repair of the public facilities.

20.02 Responsible for communication to Party A of public property management regulations, which shall be implemented after consideration and approval of the owners (users)

20.03 In case of maintenance or remodeling of public facilities or equipment, responsible for preparing scheme and budget for major or medium maintenance, renewal, and remodeling of public facilities and equipment. Party B shall also prepare and update the project, scale, status quo, and current major problems with the owners and users. Party B shall implement such projects and pay expenditure only with the prior approval of Owners’ committee or Party A, otherwise, Party A has the right to refuse to pay any resulting expenses. In the event certain public facilities or equipments need immediate repair, Party B may arrange for immediate repair before report to Owners’ Committee or Party A but no later than 24 hours. Party B shall make proposals to use the aggregate public maintenance fee and get approval from the Committee or Party A after immediate repair is done.

20.04 Entitled to use the public maintenance fee upon approval for the purposes of maintenance or remodeling, and shall report the income and expenses of the project to owners (users) once in a year; any expenses exceeding the quota should be implemented after the approval of the owners (users), but items requiring immediate repair can be reported after repairing but no later than 24 hours.

20.05 Entitled to charge Party A for property management services as stated in this contract.

20.06 Entitled to hire specialized companies to perform property management services, responsible for services provided by the property management companies.

20.07 Entitled to manage in accordance with the Pact of Owners (users) of the building and pertinent property management regulations. Any violation of the same shall be handled in according to the regulations.

20.08 Obligated to report to owners and users about the use of the aggregate public maintenance fee annually, accept the supervision of Owners’ Committee or Party A, and at the beginning of each year submit an annual accounting report of the previous year and an annual budget for the current year. Party A shall not bear any expenses recognized as unreasonable, and Party B shall pay such expenses out of its own bankroll.

20.09 Obligated to, during the period of providing Party A with property management services, use the income from managing other commercial buildings or public facilities, equipment, and lots consigned by Owners’ Committee or construction departments to subsidy the property management of the Park.

20.10 Entitled to, in order to protect interests of the public, owners, or users, and in the event of force majeure which includes but not limited to creepage, fire, broken water pipes, life-saving, assisting the police, deal with Party A concerning Party A’s loss caused by emergent measures taken by Party B according to relevant laws and regulations.

Chapter V Miscellaneous Provisions

Article 21: The two parities can supplement or amend terms of this contract if such supplement or amendment is agreed to in writing by the Parties. Such supplement or amendment shall have the same effectiveness as this contract.

Article 22: Matters not covered in this contract, its accessories, or supplemental agreement shall follow laws, statutes and regulations of the People’s Republic of China.

Article 23: Any dispute occurred during the implementation of this contract shall be settled through negotiation of both parties or intermediation of the appropriate administrative authority. In the event of an unsuccessful negotiation or intermediation, this dispute shall be referred to the Xiamen Arbitration Committee for resolution.

Article 24: The term of this contract shall be for the same period as the Office Lease Contract between the Parties hereto and Xiamen Torch Hi-tech Industrial Development Zone Finance Services Center dated Sept. 17th, 2009. Upon termination of the Office Lease Contract, this contract will automatically be terminated.

Article 25: There are two copies of the contract, each party holds one copy, and each copies bears equal legal validity. The contract becomes effective once the representatives or authorized representatives of PARTY A and PARTY B sign and seal the contract with the official stamps.

Article 26: This contract is executed in both Chinese and English. In case of any discrepancy between the terms of the English version and the terms of the Chinese version, the Chinese version shall prevail.

Article 27: All of the terms and provisions of this contract shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Article 28: During the term of this contract, PARTY B shall ensure the validity and legality of all the authorizations, permits, approvals and licenses necessary for the performance of this contract.

Article 29: Invalidity of any provision in the contract shall not affect the validity of any other provisions herein.

Article 30: Any waiver, modification or amendment of any provision of this contract will be effective only if in written form and signed by the parties hereto.

Party A: eHealth China (Xiamen) Technology Co., Ltd. (EHC)

By:	/s/ Sheldon Wang

Name:	Sheldon Wang, President and CEO

Date:	9/23/2009

Office Address: 9F, Chuangxin Building, Xiamen Software Park

Zip Code: 361005                    Tel: 2517000                    Fax: 2517111

Legal Representative: Gary Lauer                                Title: Chairman of the Board

Bank Account: Xiamen University Sub-Branch of Bank of China

Account No: 840062474708091001

Party B: Xiamen Software Industry Investment and Development Co, Ltd.

By:	/s/ Hu, Yicong

Name:

Date:	2009.9.24

Office Address: 3F-B, Zong He Building#2, Xiamen Software Park

Zip Code: 361005                    Tel: 3929787/3929759                    Fax: 2513132

Legal Representative: Ma, Hongbin            Title: Chairman of the Board

Bank Account: Lianhua Sub-branch of Agricultural Bank of China, Xiamen

Account No: 324001040007103